UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2007

Date of Report (Date of earliest event reported)

Gentor Resources, Inc.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-130386 (Commission file number)	20-267977 (IRS Employer Identification Number)

571 Cedar Hills Road

Whitehall, Montana 59759

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(Address of principal executive offices)

(406) 843-5390

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(Registrant’s telephone number, including area code)

n/a

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(Former name or former address, if changes since last repot)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instructions A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-looking Statements

The Form 8-K may contain “forward looking” statements or statements which arguably imply or suggest certain things about our future.  Statements, which express that we “believe”, “anticipate”, “expect”, or “plan to”, as well as, other statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements.  We do not intend to update these forward looking statements.

Section 3 - Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities

On July 31, 2007, the Company sold 1,000,000 Units (as defined herein ) to Arnold T. Kondrat (the “Purchaser”) for aggregate consideration of $200,000. Each Unit (each a “Unit”) consists of one (1) share of the $.0001 par value common stock of the Company (the “Common Stock”) and one (1) warrant (a “Warrant”) to purchase one (1) share of Common Stock. The terms of the Warrant provide that the holder thereof is entitled to purchase one share (1) share of Common Stock at a purchase price of twenty five cent (US$0.25) per share of Common Stock at any time within twenty four (24) months subsequent to the date of the issuance of the Warrant. Neither the Common Stock, the Warrants or the Common Stock underlying the Warrants that comprise the Units nor the sale thereof have be registered under the Securities Act of 1933, as amended (the “Securities Act”) and are “Restricted Securities”as such term is defined by Rule 144 under the Securities Act. The Company claims exemption from the registration provisions of the Securities Act with respect to the Units so issued pursuant to Section 4(2) of the Securities Act (as no public offering was involved) and/or Regulation S under the Securities Act.  The Purchaser, who is a current shareholder of the Company, made an informed investment decision based upon negotiation with the Company and had access to material information regarding the Company.  The Company believes that the Purchaser has the knowledge and experience in financial matters such that the Purchaser is capable of evaluating the merits and risks of acquisition of the Units.  All certificates representing the Common Stock and the Warrants issued pursuant to the foregoing bear an appropriate legend restricting the transfer of such same, except in accordance with the Securities Act.

Section 5 - Corporate Governance and Management

Section 5.02.  Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2007, the board of directors (the “Board of Directors”) of the Company increased the authorized number of members of the Board of Directors from three (3) to four (4), and concurrently therewith, the Board of Directors appointed Arnold T. Kondrat as a director of the Company to fill the vacancy thereby created until the next meeting of the shareholders in accordance with the Amended and Restated Articles of Incorporation and Bylaws of the Company.  On the same date, the Board of Directors appointed Arnold T. Kondrat to serve an Executive Vice President of the Company.

During the calendar year 2006, Sterling Portfolio, a corporation which is wholly owned by Arnold T. Kondrat (a principal shareholder of the Company), loaned (the “Related Party Loan”) the Company $56,627 (the “Loan Amount”). During the three month period ended March 31, 2007, the Loan Amount was repaid in full and the Related Party Loan was satisfied. The Related Party Loan was unsecured, non-interest bearing and re-payable upon demand.

On July 31, 2007, the Company sold 1,000,000 Units to Arnold T. Kondrat for aggregate consideration of $200,000. Please refer to disclosure contained above in Section 3.02 of this Form 8-K for more information regarding the details of the purchase of the Units by Arnold T. Kondrat.

Section 8 - Other Events.

Item 8.01.  Other Events.

On July 31, 2007, the Company issued a press release announcing that it has concluded the private sale of 1,000,000 Units at a purchase price of US$0.20 per Unit for an aggregate purchase price of US$200,000, and that Arnold T. Kondrat, a current shareholder of the Company, has been appointed to serve on the Board of Directs and has been appointed to serve as an Executive Vice President of the Company.

The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Exhibit

Item 9.01 Exhibits

10.01

Securities Purchase Agreement.

10.02

Warrant Agreement.

99.1

Press Release dated July 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Dated: July 31, 2007

Gentor Resources, Inc.

/s/ Lloyd J. Bardswich

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By: Lloyd J. Bardswich, President and principal executive officer